SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

October 1, 2016

Date of Report (Date of Earliest Event Reported)

Atacama Resources International, Inc.

 (Exact name of registrant as specified in its charter)

Florida	333-192217	46-3105245
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10820 68th Place
Kenosha, WI	53142
(Address of principal executive offices)	(Zip Code)

(613) 868-6157

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – Changes in Registrant’s Certifying Accountant

1) Previous Independent Auditors:

a.

On October 1, 2016, the registrant dismissed Stevenson & Company CPAs LLC (“Stevenson”) as the registrant’s registered independent public accountant.  On October 5, 2016, the registrant engaged BF Borgers CPA PC (“Borgers”) as its new registered independent public accountant.

b.

For the years ended December 31, 2015 and 2014, Stevenson’s report did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, except that the report contained an explanatory paragraph stating that there was substantial doubt about the registrant’s ability to continue as a going concern.

c.

The decision to dismiss Stevenson and engage Borgers was approved by the registrant’s board of directors.

d.

For the financial years ended December 31, 2015 and 2014, there have been no disagreements with Stevenson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Stevenson would have caused them to make reference thereto in their report on the financial statements.  For the interim period through October 1, 2016 (the date of dismissal), there have been no disagreements with Stevenson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Stevenson would have caused them to make reference thereto in their report on the financial statements.

e.

We have authorized Stevenson to respond fully to any inquiries of Borgers.

f.

During the years ended December 31, 2015 and 2016 and the interim period through October 1, 2016, there have been no reportable events between the registrant and Stevenson as set forth in Item 304(a)(1)(v) of Regulation S-K.

g.

The registrant provided a copy of the foregoing disclosures to Stevenson prior to the date of the filing of this report and requested that Stevenson furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this report.  A copy of this letter is filed as Exhibit 16.1 to this Form 8-K.

2) New Independent Accountants:

a.

On October 1, 2016, the registrant engaged BF Borgers CPA PC, as its new registered independent public accountant.  During the years ended December 31, 2015 and 2014 and prior to October 5, 2016 (the date of the new engagement), we did not consult with Borgers regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements by Borgers, in either case where written or oral advice provided by Borgers would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 5.02 – Departure of Director, Election of Director

On October 1, 2016, Richard Roy resigned as director of the registrant.

On October 1, 2016, the registrant elected Donald Swartz as a director.  There are no arrangements or understandings between Mr. Swartz and any other persons pursuant to which he was selected as a director, and there are no material plans, contracts or arrangements to which he is a party.  At this time, Mr. Swartz has not been named to any committee of the board of directors.

There have been no transactions between Mr. Swartz and any party related to the registrant.

Item 9.01 – Exhibits

Exhibit 16.1 – Letter from Stevenson & Company CPAs LLC regarding the change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Atacama Resources International, Inc.

By:      /s/ Glenn Grant

Glenn Grant

Chief Executive Officer

Dated:  December 5, 2016